November 9, 2018

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of AfterMaster, Inc. relating to the event described under Item 4.01 of Form 8-K dated November 7, 2018 and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC
Salt Lake City, UT